Exhibit 99.1

Contact:	Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382

Eric R. Slusser
Executive Vice President and Chief Financial Officer
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS 2008 SECOND QUARTER EARNINGS

ST. LOUIS, MISSOURI (July 22, 2008) -- Centene Corporation (NYSE: CNC) today announced its net earnings from continuing operations for the quarter ended June 30, 2008 were $18.0 million, or $0.41 per diluted share, compared to $10.2 million, or $0.23 per diluted share in the 2007 second quarter.  As a reminder, the 2008 first quarter results included the benefit of the July 1 through December 31, 2007 period rate increase for Georgia of approximately $0.28 per diluted share.  Unless specifically noted, the discussions below are in the context of continuing operations.

Second Quarter Highlights

•	Quarter-end Medicaid Managed Care membership of 1.2 million.

•	Revenues of $860.1 million, or $837.9 million net of premium taxes, an 18.2% increase over the 2007 second quarter.

•	Health Benefits Ratio (HBR), which reflects medical costs as a percent of premium revenues, of 83.3%, compared to 83.6% in the 2007 second quarter.

•	General and administrative (G&A) expense ratio of 13.5%, compared to 14.4% in the 2007 second quarter.

•	Cash flow from operations of $60.0 million.

•	Days in claims payable of 48.5.

Other Events

•	Commenced operations under our Texas Foster Care contract, effective April 1, 2008.

•	Repurchased 347,432 shares during the second quarter for approximately $6.4 million.

•	Completed the previously announced acquisition of Celtic Insurance Company, or Celtic, a health insurance carrier focused on the individual health insurance market, effective July 1, 2008.

•	Concluded operations for SSI recipients in the Northwest region of Ohio, effective June 30, 2008.

•
Awarded a contract by the Arizona Health Care Cost Containment System to provide Acute Care services to Medicaid recipients in the Yavapai service area.  Membership operations are expected to commence on October 1, 2008.

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “We are pleased with the progress our results show this quarter and believe they set a foundation for improvement that we can build on for the rest of 2008 and beyond.  Our team remains committed to the goal of margin expansion and we expect to achieve a runrate pretax margin of 4% by the end of 2008 through focused medical management and G&A leverage. While the new growth opportunities available to us remain robust, we will employ a disciplined and selective approach to pursuing them,” concluded Neidorff.

Centene Corporation Reports 2008 Second Quarter Results July 22, 2008 / Page 2

The following table depicts membership in Centene’s managed care organizations, by state, at June 30, 2008 and 2007:

	2008	2007
Georgia	278,800	281,400
Indiana	161,700	161,700
New Jersey	55,100	59,100
Ohio	137,300	128,200
South Carolina(a)	22,500	31,100
Texas	427,200	333,900
Wisconsin	124,800	136,100
Total	1,207,400	1,131,500

(a) Reflects the conversion of South Carolina membership from non-risk in 2007 to full risk in 2008.

The following table depicts membership in Centene’s managed care organizations, by member category, at June 30, 2008 and 2007:

	2008		2007
Medicaid	866,700		846,900
SCHIP/Foster Care	267,000		216,500
SSI/Medicare	73,700		68,100
Total	1,207,400	(a)	1,131,500	(b)

(a) 1,203,900 at-risk; 3,500 ASO
(b) 1,097,200 at-risk; 34,300 ASO

Statement of Operations

•
For the 2008 second quarter, revenues, net of premium taxes, increased 18.4% to $837.9 million from $707.9 million in the 2007 second quarter.  The increase was primarily driven by premium rate increases in Georgia, membership growth in Texas and Ohio, which are the two markets that added SSI products in 2007, as well as growth in Texas from the new Foster Care contract commencing in April 2008.

•
The consolidated HBR, which reflects medical costs as a percent of premium revenues, was 83.3%, a decrease from 83.6% in the 2007 second quarter.  The decrease is primarily due to overall increased premium yield and improvement in our Georgia market.  Sequentially, our consolidated HBR increased from 83.0% in the 2008 first quarter to 83.3% due to the effect of the Georgia rate increase included in the first quarter, offset by moderating medical cost trends, especially related to SSI members in Ohio.

•	Consolidated G&A expense as a percent of premium and service revenues was 13.5% in the second quarter of 2008, a decrease from 14.4% in the second quarter of 2007.

•	Earnings per diluted share from continuing operations were $0.41, compared to $0.23 in the 2007 second quarter.

Balance Sheet and Cash Flow

At June 30, 2008, the Company had cash and investments of $709.9 million, including $680.9 million held by its regulated entities and $29.0 million held by its unregulated entities.  Medical claims liabilities totaled $363.7 million, representing 48.5 days in claims payable, an increase of 2.3 days from June 30, 2007 and a decrease of 0.8 days from March 31, 2008.  Total debt was $222.1 million and debt to capitalization was 32.6%.  Year to date cash flow from operations was $86.7 million.

Centene Corporation Reports 2008 Second Quarter Results July 22, 2008 / Page 3

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, March 31, 2008	49.3
Effect of the addition of Foster Care	(0.3)
Change in provider bonus accrual	(0.2)
Claims inventory reduction	(0.3)
Days in claims payable, June 30, 2008	48.5

Outlook

The table below depicts the Company’s annual guidance for 2008:

Full Year 2008
	Low	High
Revenue (in millions)[1]	$ 3,360	$ 3,410
Earnings per diluted share	$ 1.87	$ 1.97
____________________________________
[1] Revenue net of premium tax

Eric R. Slusser, Centene’s Chief Financial Officer, stated, “We are increasing our revenue guidance, but maintaining our previous earnings per share guidance for the year.  With the acquisition of Celtic and our new Arizona contract, our revenue expectations have increased for the second half of the year.  However, we do not expect either of these to have a material contribution to earnings in 2008.  We are optimistic about the second half of the year as we continue to invest in infrastructure and execute on new and existing opportunities.  We continue to expect an overall HBR range for the full year of 82.0% to 84.0%.”

Conference Call

As previously announced, the Company will host a conference call Tuesday, July 22, 2008, at 8:00 A.M. (Eastern Time) to review the financial results for the second quarter ended June 30, 2008, and to discuss its business outlook.  Michael F. Neidorff and Eric R. Slusser will host the conference call.  Investors are invited to participate in the conference call by dialing 800-273-1254 in the U.S. and Canada, 706-679-8592 from abroad, or via a live internet broadcast on the Company's website at www.centene.com, under the Investor Relations section.  A replay will be available for on-demand listening shortly after the completion of the call until 11:59 P.M. (Eastern Time) on August 5, 2008 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 51471537.

About Centene Corporation

Centene Corporation is a leading multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including the State Children’s Health Insurance Program (SCHIP), Foster Care, Supplemental Security Income (SSI) and Medicare (Special Needs Plans). The Company operates health plans in Arizona, Georgia, Indiana, New Jersey, Ohio, South Carolina, Texas and Wisconsin. In addition, the Company contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, long-term care, managed vision, nurse triage, pharmacy benefits management and treatment compliance. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company's estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts by state governments would also negatively affect Centene.

 [Tables Follow]

Centene Corporation Reports 2008 Second Quarter Results July 22, 2008 / Page 4

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2008	December 31, 2007
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$357,488	$268,584
Premium and related receivables	113,233	90,072
Short-term investments, at fair value (amortized cost $69,205 and $46,392, respectively)	69,524	46,269
Other current assets	38,602	41,414
Total current assets	578,847	446,339
Long-term investments, at fair value (amortized cost $252,441 and $314,681, respectively)	254,578	317,041
Restricted deposits, at fair value (amortized cost $28,023 and $27,056, respectively)	28,283	27,301
Property, software and equipment, net	157,775	138,139
Goodwill	141,009	141,030
Other intangible assets, net	12,177	13,205
Other assets	42,396	36,067
Total assets	$1,215,065	$1,119,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liabilities	$363,708	$335,856
Accounts payable and accrued expenses	148,535	105,096
Unearned revenue	5,266	44,016
Current portion of long-term debt	338	971
Current liabilities of discontinued operations	200	861
Total current liabilities	518,047	486,800
Long-term debt	221,757	206,406
Other liabilities	15,493	10,869
Total liabilities	755,297	704,075
Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 43,261,883 and 43,667,837 shares, respectively	43	44
Additional paid-in capital	222,438	221,693
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	1,722	1,571
Retained earnings	235,565	191,739
Total stockholders’ equity	459,768	415,047
Total liabilities and stockholders’ equity	$1,215,065	$1,119,122

Centene Corporation Reports 2008 Second Quarter Results July 22, 2008 / Page 5

 CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
Premium	$819,409	$687,842	$1,592,887	$1,312,668
Premium tax	22,192	19,874	44,823	37,690
Service	18,466	20,015	38,996	41,607
Total revenues	860,067	727,731	1,676,706	1,391,965
Expenses:
Medical costs	682,589	575,146	1,324,208	1,103,666
Cost of services	14,437	16,670	30,613	32,300
General and administrative expenses	113,199	102,007	212,482	188,474
Premium tax	22,192	19,874	44,823	37,690
Total operating expenses	832,417	713,697	1,612,126	1,362,130
Earnings from operations	27,650	14,034	64,580	29,835
Other income (expense):
Investment and other income	5,600	6,588	13,369	12,605
Interest expense	(4,065)	(4,213)	(8,059)	(7,345)
Earnings before income taxes	29,185	16,409	69,890	35,095
Income tax expense	11,146	6,234	26,314	13,323
Net earnings from continuing operations	18,039	10,175	43,576	21,772
Discontinued operations, net of income tax expense (benefit) of $101, $(5,417), $153 and $(32,197), respectively	164	7,607	250	34,221
Net earnings	$18,203	$17,782	$43,826	$55,993

Net earnings per share:
Basic:
Continuing operations	$0.42	$0.23	$1.00	$0.50
Discontinued operations	—	0.18	0.01	0.79
Basic earnings per common share	$0.42	$0.41	$1.01	$1.29
Diluted:
Continuing operations	$0.41	$0.23	$0.98	$0.49
Discontinued operations	—	0.17	0.01	0.76
Diluted earnings per common share	$0.41	$0.40	$0.98	$1.25

Weighted average number of shares outstanding:
Basic	43,375,944	43,617,360	43,457,076	43,525,848
Diluted	44,275,601	44,815,369	44,516,890	44,871,114

Centene Corporation Reports 2008 Second Quarter Results July 22, 2008 / Page 6

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2008	2007
	(Unaudited)

Cash flows from operating activities:
Net earnings	$43,826	$55,993
Adjustments to reconcile net earnings to net cash provided by operating activities —
Depreciation and amortization	16,229	12,991
Stock compensation expense	7,839	7,837
Deferred income taxes	11,879	(327)
Gain on sale of FirstGuard Missouri	—	(7,472)
Changes in assets and liabilities —
Premium and related receivables	(23,144)	(21,823)
Other current assets	(4,294)	(24,583)
Other assets	(1,671)	(931)
Medical claims liabilities	27,316	15,035
Unearned revenue	(38,753)	8,203
Accounts payable and accrued expenses	45,907	11,832
Other operating activities	1,542	3,119
Net cash provided by operating activities	86,676	59,874
Cash flows from investing activities:
Purchases of property, software and equipment	(34,581)	(29,352)
Purchases of investments	(172,873)	(290,962)
Sales and maturities of investments	210,277	196,407
Proceeds from asset sales	—	14,102
Investments in acquisitions and equity method investee, net of cash acquired	(7,818)	(5,336)
Net cash used in investing activities	(4,995)	(115,141)
Cash flows from financing activities:
Proceeds from exercise of stock options	3,029	2,651
Proceeds from borrowings	56,005	191,000
Payment of long-term debt	(41,287)	(165,484)
Excess tax benefits from stock compensation	2,792	797
Common stock repurchases	(13,316)	(3,231)
Debt issue costs	—	(5,070)
Net cash provided by financing activities	7,223	20,663
Net increase (decrease) in cash and cash equivalents	88,904	(34,604)
Cash and cash equivalents, beginning of period	268,584	271,047
Cash and cash equivalents, end of period	$357,488	$236,443

Interest paid	$7,590	$3,738
Income taxes paid	$15,966	$6,049

Centene Corporation Reports 2008 Second Quarter Results July 22, 2008 / Page 7

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q2	Q1	Q4	Q3	Q2
	2008	2008	2007	2007	2007
MEMBERSHIP
Managed Care:
Georgia	278,800	282,700	287,900	286,200	281,400
Indiana	161,700	161,300	154,600	156,300	161,700
New Jersey	55,100	56,500	57,300	58,300	59,100
Ohio	137,300	131,100	128,700	127,500	128,200
South Carolina	22,500	29,300	31,800	29,300	31,100
Texas	427,200	369,000	354,400	347,000	333,900
Wisconsin	124,800	126,900	131,900	132,700	136,100
TOTAL	1,207,400	1,156,800	1,146,600	1,137,300	1,131,500

Medicaid	866,700	862,900	848,100	841,600	846,900
SCHIP & Foster Care	267,000	216,000	224,400	223,500	216,500
SSI & Medicare	73,700	77,900	74,100	72,200	68,100
TOTAL	1,207,400	1,156,800	1,146,600	1,137,300	1,131,500

Specialty Services(a):
Arizona	99,400	97,900	99,900	99,000	95,200
Kansas	40,000	39,400	39,000	35,600	37,500
TOTAL	139,400	137,300	138,900	134,600	132,700

(a) Includes behavioral health contracts only.

REVENUE PER MEMBER(b)	$214.63	$215.35	$210.34	$201.05	$193.09

CLAIMS(b)
Period-end inventory	336,900	393,700	312,700	265,400	281,000
Average inventory	244,800	281,600	288,700	319,900	248,200
Period-end inventory per member	0.28	0.34	0.28	0.24	0.26

(b) Revenue per member and claims information are presented for the Medicaid Managed Care segment.

Centene Corporation Reports 2008 Second Quarter Results July 22, 2008 / Page 8

	Q2	Q1	Q4	Q3	Q2
	2008	2008	2007	2007	2007

DAYS IN CLAIMS PAYABLE (c)	48.5	49.3	49.1	49.1	46.2
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$680.9	$651.1	$626.2	$593.6	$527.9
Unregulated	29.0	25.8	33.0	45.9	65.8
TOTAL	$709.9	$676.9	$659.2	$639.5	$593.7

DEBT TO CAPITALIZATION (d)	32.6%	32.8%	33.3%	33.1%	34.0%
(d) Debt to Capitalization is calculated as follows: total debt divided by (total debt + equity).

OPERATING RATIOS:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Health Benefits Ratios
Medicaid and SCHIP	81.7%	83.2%	80.6%	83.9%
SSI and Medicare	89.8	90.2	93.7	89.6
Specialty Services	85.8	76.4	85.0	77.9
Total	83.3	83.6	83.1	84.1

General & Administrative Expense Ratio	13.5%	14.4%	13.0%	13.9%

MEDICAL CLAIMS LIABILITIES (In thousands)
Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, June 30, 2007	$292,298
Incurred related to:
Current period	2,552,697
Prior period	(7,669)
Total incurred	2,545,028
Paid related to:
Current period	2,193,031
Prior period	280,587
Total paid	2,473,618
Balance, June 30, 2008	$363,708

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.